UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 8, 2011

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Dole’s senior secured credit facilities were amended on July 8, 2011. Dole’s senior secured term credit facility, as amended by Amendment No. 4, is Exhibit 99.1.1 to this Form 8-K. Dole’s senior secured revolving credit facility, as amended by Amendment No. 4, is Exhibit 99.2 to this Form 8-K. The amendments, among other things: (i) for the revolving credit facility, decreased the applicable margin for LIBOR borrowings from 3.00% - 3.50% to 1.75% - 2.25%, and for the base rate from 2.00% - 2.50% to 0.75% - 1.25%, with the rate at any time determined by the average historical borrowing availability; (ii) for the term credit facilities, reduced the LIBOR floor from 1.75% to 1.25% and increased the LIBOR applicable margin to 3.75%, from 3.25%, and the base rate applicable margin to 2.75% from 2.25%, with an opportunity to reduce the applicable margin by 0.25% on December 31, 2011 if Dole’s Total Leverage Ratio is 3.50:1.00 or lower; (iii) eliminated the financial maintenance covenants of total leverage ratio and minimum interest coverage ratio (such covenants had been in the previous term loan facilities, but not the revolving credit facility); (iv) added greater operating and financial flexibility for Dole; and (v) provided for other technical and clarifying changes. The amended credit facilities provide $900 million of term debt due 2018 and up to $350 million of revolving debt due 2016.

Section 9. Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1*	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among Dole Food Company, INC., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arrangers and Joint Book Runners.

99.2*	Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among Dole Food Company, Inc., a Delaware corporation, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents, JPMorgan Chase Band, N.A., The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Book Running Managers.

*	Filed herewith are the Agreements. They will be refiled, together with the exhibits and schedules thereto, when the latter are complete and correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 14, 2011	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ JOSEPH S. TESORIERO
Joseph S. Tesoreiro Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among Dole Food Company, INC., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arrangers and Joint Book Runners.

99.2*	Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among Dole Food Company, Inc., a Delaware corporation, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents, JPMorgan Chase Band, N.A., The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Book Running Managers.

*	Filed herewith are the Agreements. They will be refiled, together with the exhibits and schedules thereto, when the latter are complete and correct.

4